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                        Consumer Portfolio Services, Inc.
                    Statement Regarding Computation of Ratios
                                   Exhibit 12

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

                                                   Nine Month
                                                   Transition
                                  Year Ended      Period Ended
                                 December 31,     December 31,                             Year Ended March 31,
                                -------------    -------------   -----------------------------------------------------------------
                                      1996             1995            1995            1994              1993             1992
                                      ----             ----            ----            ----              ----             ----
Income (loss) before taxes      $  23,692,396    $  12,657,308   $  11,146,562    $  (1,288,043)    $  (1,502,272)   $  (2,526,473)

Interest component of
rent expense                          154,531           99,861         115,710          118,358           148,361          114,466

Interest (1)                        5,780,529        2,724,403       3,407,598          446,402            25,609           46,943
                                -------------   --------------   -------------    -------------     -------------    -------------
Income (loss) before
taxes and fixed charges            29,627,456       15,481,572      14,669,870         (723,283)       (1,328,302)      (2,365,064)
                                -------------   --------------   -------------    -------------     -------------    -------------
                                -------------   --------------   -------------    -------------     -------------    -------------


Fixed charges:

Interest component of
rent expense                          154,331           99,861         115,710          118,358           148,361          114,466

Interest                            4,780,529        2,724,403       3,407,598          446,402            25,609           46,943
                                -------------   --------------   -------------    -------------     -------------    -------------


Fixed charges                       5,934,860        2,824,264       3,523,308          564,760           173,970          161,409
                                -------------   --------------   -------------    -------------     -------------    -------------
                                -------------   --------------   -------------    -------------     -------------    -------------

Ratio of income (loss) to
fixed charges                             5.0              5.5             4.2             (1.3)             (7.6)           (14.7)
                                -------------   --------------   -------------    -------------     -------------    -------------
                                -------------   --------------   -------------    -------------     -------------    -------------


Coverage deficiency                  --              --               --             (1,288,043)       (1,502,272)      (2,526,473)
                                -------------   --------------   -------------    -------------     -------------    -------------
                                -------------   --------------   -------------    -------------     -------------    -------------
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(1) Includes amortization of financing costs and discount on subordinated debt.